Exhibit 99.B(11)

[DECHERT LLP LETTERHEAD]

April 2, 2012

Board of Trustees

ING Partners Inc.

7337 East Doubletree Ranch Road, Suite 100

Scottsdale, Arizona 85258-2034

Re:                     ING Partners Inc., on behalf of ING Templeton Foreign Equity Portfolio

Ladies and Gentlemen:

We have acted as counsel to ING Partners Inc. (the “Company”), a Maryland Corporation, and we have a general familiarity with the Company’s business operations, practices and procedures.  You have asked for our opinion regarding the issuance of shares of capital stock by the Company in connection with the acquisition by ING Templeton Foreign Equity Portfolio, a series of the Company, of the assets of ING Artio Foreign Portfolio, a series of ING Investors Trust, which are being registered on a Form N-14 Registration Statement (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission.

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Company and such other instruments, documents and records as we have deemed necessary in order to render this opinion.  We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of, and subject to, the foregoing, it is our opinion that the authorized shares of capital stock of ING Templeton Foreign Equity Portfolio being registered under the Securities Act of 1933, as amended (“1933 Act”), in the Registration Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable by the Company when issued in connection with the transfer of the assets of ING Artio Foreign Portfolio pursuant to the terms of the Agreement and Plan of Reorganization included in the Registration Statement.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.  In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP